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                                                                      EXHIBIT 10

                              Employment Agreement


         Agreement made as of January 1, 2000, by and between Split Second Trading, Inc., a Florida corporation (the "Company") having its principal place of business at 100 South Ashley Drive, Suite 2050, Tampa, Florida 33602 and George Carapella (the "Employee") currently residing at 3818 South Nine Drive, Valrico, Florida 33594.

                             BACKGROUND INFORMATION

         The Company wishes to secure the employment services of the Employee for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Employee is willing to be so employed. Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS

         1. Employment and Term.

         The Company hereby employs Employee and the latter hereby accepts employment by the Company for the three year period commencing on January 1, 2000 (the "Commencement Date") and expiring December 31, 2002 (the "Initial Term"), which employment shall be automatically extended for unlimited successive one year periods (each a "Successor Term") unless it is terminated during the pendency of any such term, whether Initial or Successor, by the occurrence of one of the events described in Section 8. hereof, or at the end of any such term (subject to extension by operation of the disability provisions contained in Section 8.) by one party furnishing the other with written notice, at least 60 days prior to the expiration of such term, of an intent to terminate this Agreement upon the expiration of such term.

         2. Duties.

         During the term of this Agreement, whether Initial or Successor, the Employee shall render to the Company services as Chief Executive Officer, and shall perform such duties as may be designated by and subject to the supervision of the Company's board of directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Company, through action of its board of directors. During such period, the Employee shall devote his full attention, time and energies to the business and affairs of the Company (subject to the terms of Section 4. below), and will use his best efforts to promote the interests and reputation of the Company. Hours of service to the Company during the term of this agreement shall be a minimum of 40 per week and otherwise as reasonably determined by the Company's board of directors.


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         3. Compensation. For the services to be rendered by the Employee under this agreement the Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Employee shall accept as full payment for such service, a base compensation of $120,000 per year (inclusive of any amounts subject to federal or state employment related withholding requirements), payable in arrears in equal installments on the last business day of each month occurring during the period of employment or otherwise as the parties may agree, in addition, Employee will receive an automobile allowance of $400.00 per month.

         4. Vacation; Fringe Benefits; Moving Expense; Reimbursement of
Expenses.

         a. Vacation. The Employee shall be entitled to two weeks of fully paid vacation during each year of the Initial Term and during each Successor Term of this Agreement. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the Company, reasonably exercised so as not to unnecessarily inconvenience the Employee.

         b. Fringe Benefits. During his period of employment hereunder, the Employee shall further be entitled to (i) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may make generally available to all of its executive employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Board of Directors of the Company from time to time; and (ii) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the Company.

         5. Proprietary Interests of the Company.

         a. Proprietary Interests - Company. During or after the expiration of his term of employment with the Company, the Employee shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the Employee by virtue of his employment by the Company, without first being in receipt of the Company's written consent to do so. The term proprietary information shall include, but not be limited to, the Company's customer list, prospect list, and information or research concerning the broker/dealer industry. This paragraph relates to all written documentation related to the Employee's employment, whether furnished to him by the Company, or compiled by him in connection with his duties. It is expressly understood and agreed that all such information is the property of the Company and must be immediately returned to the Company upon notice of termination either by the Company or by the Employee. It is further understood and agreed that non-disclosure also applies to information known to the Employee but not reduced to written or recorded form.


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         6. Restrictive Covenant.

         a. Scope of Covenant. Subject to the provisions of Section 8(d) below, the Employee shall not, within any state within which the Company is actively engaged in the conduct of its business, during the term of this Agreement and the two year period following termination of such employment, engage or become interested in, directly or indirectly, as owner, shareholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise, any activity which is then engaged in by the Company and which activity is under the control of the Employee, nor, during the term of this Agreement and the two year post-termination period, employ or attempt to employ any employee or independent contractor of the Company or otherwise encourage or attempt to encourage any employee or independent contractor of the Company to leave the Company's employ.

         b. Confidentiality; Disclosure; Proprietary Information. The Employee acknowledges that all records with respect to customers serviced by the Company or with respect to employees of the Company("Associated Employees") and lists of customers or proposed customers of the Company, or of Associated Employees, and all personal, financial or business information concerning the customers or proposed customers of the Company, or of Associated Employees, obtained by the Employee during the course of the Employee's employment by the Company, are valuable and unique and are proprietary assets of the Company. During the Employee's employment by the Company and following the termination thereof, the Employee will not at any time disclose any of the records, lists or information previously described in this subsection, nor utilize the same for any reason not previously authorized in writing by the Company.

         c. Divisibility of Covenant Period. If any portion of the restrictive covenant contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each state shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser geographic area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against the Employee.

         d. Covenant Independent. Each restrictive covenant on the part of the Employee set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Employee may have, whether fully performed or executory, and the existence of any claim or cause of action by the Employee against the Company, whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant.

         h. Survival of Covenants. All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.


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         7. Remedies for Breach of Employee's Obligations.

         The parties agree that the services of the Employee are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Employee will have access to various types of proprietary information of the Company, which, if released to others or used by the Employee other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Employee established under ss.ss. 5. and 6. hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

         8. Termination of Employment.

         a. Death. The Employee's employment hereunder shall terminate in the event of the Employee's death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Employee or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Employee or to his heirs or personal representatives, and the Employee or his heirs or personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

         b. Disability. The Company may terminate the Employee's employment hereunder for disability if an independent physician mutually selected by the Employee (or his legal representative) and the Board of Directors or its designee (or, upon an inability of such parties to effect the selection within a period of ten days, by the independent certified public accounting firm then serving the Company) shall have determined that the Employee has been substantially unable to render to the Company services of the character contemplated by Section 2. of this Agreement, by reason of a physical or mental illness or other condition, for more than 90 consecutive days or for shorter periods aggregating more than 120 days in any period of 12 consecutive months (excluding in each case days on which the Employee shall be on vacation). In the event of such disability, the Employee shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Employee may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and upon the Employee's receipt of such salary and benefits the Company shall be under no further obligation hereunder to the Employee and the Employee no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

         c. Termination by the Company. The Company may, at any time after the expiration of the first six months of this Agreement, terminate the Employee's employment hereunder at any


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time, and such termination shall be effective immediately (the "Termination
Notice"). If the Employee is terminated pursuant to this Section 8(c), the Company shall continue to pay the Employee the base compensation specified in
Section 3(a) above that he otherwise would have received, in monthly installments, until the expiration of the six month period following the date of the Termination Notice.

         d. Applicability of Restrictive Covenant. If the Company terminates the Employee's employment under the provisions of Section 8(c), and such termination shall not be "for cause", then the Company shall not be entitled to enforce the provisions of the restrictive covenant set forth in Section 6(a) above. For purposes of this Agreement, "for cause" shall mean any of the following: (i) the Employee's repeated willful misconduct or gross negligence; (ii) the Employee's repeated conscious disregard of his obligations hereunder or of any other written duties reasonably assigned to him by the Board of Directors; (iii) the Employee's repeated conscious violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations; (iv) the Employee's commission of any act involving fraud or moral turpitude; or (v) a determination that the Employee has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates.

         e. Procedural Safeguards - Termination For Cause. If the Board of Directors of the Company determines that the basis for terminating the Employee is: (i) one of the reasons set forth in clause (i), (ii) or (iii) of Section 8(d), the Company must be able to demonstrate that, within the 60 day period immediately following the alleged occurrence of each proscribed act or omission preceding the act or omission upon which it is basing its right to effect a termination "for cause", it furnished to the Employee a written description of the allegedly proscribed act or omission and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of the Employee "for cause"; (ii) one of the reasons set forth in clause (ii) or (iii) of Section 8(d), the Board must be able to demonstrate that the Employee has been furnished with a copy of the written duty, by-law provision, policy, standard or regulation, the violation of which the Employee is being accused, at a time prior to the alleged commission of the violation; or
(iii) one of the reasons in clause (iv) or (v) of Section 8(d), the Board shall first be required to obtain an opinion from the Company's legal counsel to the effect that there is an adequate basis upon which either such determination may be made.

         f. Litigation Regarding the Employee's Former Restrictive Covenant. In the event that any former employer brings an action against the Employee, and/or the Company, maintaining that the Employee breached the terms of any confidentiality agreement, employment agreement or other agreement restricting the Employee's subsequent employment, and is successful in that litigation (either by obtaining an injunction against the Company's continued employment of the Employee or a monetary judgment against the Company), then the Company shall have the option, at the election of its Board of Directors, to terminate this Agreement immediately, in which case, notwithstanding the provisions of Section 8(c) above, the Company shall have no further obligation to pay the Employee any additional compensation under this Agreement.


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         g. Costs of Litigation. In the event that the Company elects to terminate this Agreement in accordance with the terms of Section 8(f) above, the Company shall be responsible for all legal fees and costs associated with defending the action brought against the Company, and/or the Employee. Conversely, in the event that the Company is successful in defending a claim brought against it, or, if unsuccessful in such litigation, but nevertheless does not choose to terminate this Agreement, then the legal fees and costs associated with defending the action shall be borne in the following percentages: (i) 50% - the Company; and (ii) 50% - the Employee. The Company agrees to advance the costs of defending such action, however, the Employee shall be required to reimburse the Company in two installments, payable out of the Employee's bonus described in Section 3 above. In no event shall the Employee's portion of the legal fees and costs that he is to reimburse the Company exceed $25,000.

         9. Indebtedness of Employee. If, during the course of his employment, Employee becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Employee out of any amounts which it may owe to the Employee for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Employee to the Company shall become immediately due and payable.

        10. Miscellaneous Provisions.

         a. Nonassignability: Neither this agreement nor any right or interest hereunder shall be assignable by the Employee.

         b. Enforceability: If any term or condition or this agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

         c. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by:
(i) certified mail, return receipt requested; (ii) Federal Express, Express Mail, or similar overnight delivery or courier service; or (iii) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this
Section 10(c). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10(c) shall be deemed given at the time of receipt thereof.


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         d. Application of Florida Law: This agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Palm Beach County, Florida.

         e. Counterparts: This agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

         g. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

         h. Jurisdiction: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this agreement is one for performance in Florida. The parties to this agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.


         In witness whereof, the parties have executed this Agreement the date first set forth above.

Attest:                                 Split Second Trading, Inc.



                                        By:  /s/ George Carapella
                                            ---------------------------
                                            George Carapella, President


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